Exhibit 4.1

IN THE UNITED STATES BANKRUPTCY COURT
for the Southern district of texas

houston DIVISION

)
In re:	)	Chapter 11
)
FTS INTERNATIONAL, INC., et al.,[1]	)	Case No. 20-34622 (DRJ)
)
Debtors.	)	(Jointly Administered)
)
	)	Re: Docket No. 13

ORDER (A) APPROVING NOTIFICATION
AND HEARING PROCEDURES FOR CERTAIN TRANSFERS

OF COMMON STOCK AND (B) GRANTING RELATED RELIEF

Upon the motion (the “Motion”)2 of the above-captioned debtors and debtors in possession (collectively, the “Debtors”) for entry of an order (this “Order”), (a) approving the Procedures related to transfers of Beneficial Ownership of Common Stock, (b) directing that any purchase, sale, or other transfer of Beneficial Ownership of Common Stock in violation of the Procedures shall be null and void ab initio, and (c) granting related relief, all as more fully set forth in the Motion; and upon the First Day Declaration; and this Court having jurisdiction over this matter pursuant to 28 U.S.C. § 1334; and this Court having found that this is a core proceeding pursuant to 28 U.S.C. § 157(b) and that this Court may enter a final order consistent with Article III of the United States Constitution; and this Court having found that venue of this proceeding and the Motion in this district is proper pursuant to 28 U.S.C. §§ 1408 and 1409; and this Court having found that the relief requested in the Motion is in the best interests of the Debtors’ estates, their creditors, and other parties in interest; and this Court having found that the Debtors’ notice of the Motion and opportunity for a hearing on the Motion were appropriate under the circumstances and no other notice need be provided; and this Court having reviewed the Motion and having heard the statements in support of the relief requested therein at a hearing before this Court (the “Hearing”); and this Court having determined that the legal and factual bases set forth in the Motion and at the Hearing establish just cause for the relief granted herein; and upon all of the proceedings had before this Court; and after due deliberation and sufficient cause appearing therefor, it is HEREBY ORDERED THAT:

[1]	The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are: FTS International, Inc. (0081); FTS International Manufacturing, LLC (9132); and FTS International Services, LLC (7729). The location of Debtor FTS International, Inc.’s principal place of business and the Debtors’ service address in these chapter 11 cases is 777 Main Street, Suite 2900, Fort Worth, Texas 76102.

[2]	Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Motion.

1.            The Motion is granted on a final basis as set forth herein.

2.            The Procedures, as set forth in Exhibit 1 attached hereto, are hereby approved; provided, however, any party in interest may file a motion and seek emergency relief from the Procedures subject to the Debtors’ rights to oppose such relief.

3.            Any transfer of Beneficial Ownership of Common Stock in violation of the Procedures, including but not limited to the notice requirements, shall be null and void ab initio.

4.            In the case of any such transfer of Beneficial Ownership of Common Stock in violation of the Procedures, including but not limited to the notice requirements, the person or entity making such transfer shall be required to take remedial actions, which may include the actions specified in Private Letter Ruling 201010009 (Dec. 4, 2009), necessary to appropriately reflect that such transfer is null and void ab initio.

5.            The Debtors may retroactively or prospectively waive any and all restrictions, stays, and notification procedures set forth in the Procedures.

6.            Within three (3) business days of the entry of this Order or as soon as reasonably practicable, the Debtors shall send the notice of this Order (the “Notice of Entry of NOL Order”) annexed to the Procedures as Exhibit 1D to all parties that were served with notice of the Motion, publish the Notice of Entry of NOL Order once in the national edition of The New York Times, file a Form 8-K with a reference to the entry of this Order, and post the Procedures to the website established by Epiq Corporate Restructuring, LLC (“Epiq”) for these chapter 11 cases (http://dm.epiq11.com/FTSI), such notice being reasonably calculated to provide notice to all parties that may be affected by the Procedures, whether known or unknown, and no further notice of the Procedures shall be necessary.

7.            Nothing herein shall preclude any person desirous of acquiring any Common Stock from requesting relief from this Order from this Court, subject to the Debtors’ rights to oppose such relief.

8.            Other than to the extent that this Order expressly conditions or restricts trading in Common Stock, nothing in this Order or in the Motion shall, or shall be deemed to, prejudice, impair, or otherwise alter or affect the rights of any holders of Common Stock, including in connection with the treatment of any such stock under any chapter 11 plan or any applicable bankruptcy court order.

9.            The requirements set forth in this Order are in addition to the requirements of Bankruptcy Rule 3001(e) and all applicable law and do not excuse compliance therewith.

10.          Notwithstanding the relief granted herein and any actions taken pursuant to such relief, nothing in this Order shall be deemed: (a) an admission as to the validity of any prepetition claim, interest, or lien against a Debtor entity; (b) a waiver of the Debtors’ or any other party in interest’s rights to dispute any prepetition claim, interest, or lien on any grounds; (c) a promise or requirement to pay prepetition claims; (d) a waiver of the obligation of any party in interest to file a proof of claim; (e) an implication or admission that any particular claim, interest, or lien is of a type specified or defined in the Motion or any order granting the relief requested by the Motion; (f) a request or authorization to assume any prepetition agreement, contract, or lease pursuant to section 365 of the Bankruptcy Code; or (g) a waiver of the Debtors’ or any other party in interest’s rights under the Bankruptcy Code or any other applicable law.

11.            Notice of the Motion as provided therein shall be deemed good and sufficient notice of such Motion and the requirements of Bankruptcy Rule 6004(a) and the Bankruptcy Local Rules are satisfied by such notice.

12.            Notwithstanding Bankruptcy Rule 6004(h), the terms and conditions of this Order are immediately effective and enforceable upon its entry.

13.            The Debtors are authorized to take all actions necessary to effectuate the relief granted in this Order in accordance with the Motion.

14.            This Court retains exclusive jurisdiction with respect to all matters arising from or related to the implementation, interpretation, and enforcement of this Order.

Signed: September 24, 2020
/s/ David R. Jones
DAVID R. JONES
UNITED STATES BANKRUPTCY JUDGE

Exhibit 1

Procedures for Transfers of Common Stock

PROCEDURES FOR TRANSFERS OF COMMON STOCK

The following procedures apply to transfers of Common Stock:1

a.	Any entity (as defined in section 101(15) of the Bankruptcy Code) who currently is or becomes a Substantial Shareholder (as defined herein) must file with the Court, and serve upon: (i) the Debtors, 777 Main Street, Suite 2900, Fort Worth, Texas 76102, Attn: Jennifer Keefe; (ii) proposed co-counsel to the Debtors, Kirkland & Ellis LLP, 609 Main Street, Houston, Texas 77002, Attn: Brian Schartz, P.C. (bschartz@kirkland.com); and 601 Lexington Avenue, New York, New York 10022, Attn: Joshua A. Sussberg, P.C. (jsussberg@kirkland.com), Emily E. Geier (emily.geier@kirkland.com), and Alexander Nicas (alexander.nicas@kirkland.com); (iii) proposed co-counsel to the Debtors, Winston and Strawn LLP, 800 Capitol Street, Suite 2400, Houston, Texas 77002, Attn: Katherine A. Preston (kpreston@winston.com), and Winston and Strawn LLP, 35 W Wacker Drive, Chicago, IL 60601, Attn: Daniel J. McGuire (dmcguire@winston.com); (iv) counsel to the Ad Hoc Group of Secured Noteholders, Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, NY 10017, Attn: Donald S. Bernstein, Damian S. Schaible, and Michael Pera; (v) counsel to the Ad Hoc Group of Term Loan Lenders, Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038, Attn: Jayme T. Goldstein (jgoldstein@stroock.com) and Daniel P. Ginsberg (dginsberg@stroock.com); (vi) counsel to any statutory committee appointed in these cases; (vii) Office of the United States Trustee, 515 Rusk Street, Suite 3516, Houston, Texas 77002; and (viii) to the extent not listed herein, those parties requesting notice pursuant to Bankruptcy Rule 2002 (collectively, the “Notice Parties”), a declaration of such status, substantially in the form of Exhibit 1A attached to the Procedures (each, a “Declaration of Status as a Substantial Shareholder”), on or before the later of (A) 30 calendar days after the date of the Notice of Entry of NOL Order (as defined herein), or (B) 10 calendar days after becoming a Substantial Shareholder; provided, however, that, for the avoidance of doubt, the other procedures set forth herein shall apply to any Substantial Shareholder even if no Declaration of Status as a Substantial Shareholder has been filed.

b.	Prior to effectuating any transfer of Beneficial Ownership of Common Stock that would result in an increase in the amount of Common Stock of which a Substantial Shareholder has Beneficial Ownership or would result in an entity or individual becoming a Substantial Shareholder, the parties to such transaction must file with the Court, and serve upon the Notice Parties, an advance written declaration of the intended transfer of Common Stock, as applicable, substantially in the form attached to the Procedures as Exhibit 1B (each, a “Declaration of Intent to Accumulate Common Stock”).

[1]	Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Motion.

c.	Prior to effectuating any transfer of Beneficial Ownership of Common Stock that would result in a decrease in the amount of Common Stock of which a Substantial Shareholder has Beneficial Ownership or would result in an entity or individual ceasing to be a Substantial Shareholder, the parties to such transaction must file with the Court, and serve upon the Notice Parties, an advance written declaration of the intended transfer of Common Stock substantially in the form attached to the Procedures as Exhibit 1C (each, a “Declaration of Intent to Transfer Common Stock,” and together with a Declaration of Intent to Accumulate Common Stock, each, a “Declaration of Proposed Transfer”).

d.	The Debtors shall have 20 calendar days after receipt of a Declaration of Proposed Transfer to file with the Court and serve on such Substantial Shareholder or potential Substantial Shareholder an objection to any proposed transfer of Beneficial Ownership of Common Stock described in the Declaration of Proposed Transfer on the grounds that such transfer might adversely affect the Debtors’ ability to use their Tax Attributes. If the Debtors file an objection, such transaction will remain ineffective unless such objection is withdrawn by the Debtors, or such transaction is approved by a final and non-appealable order of the Court. If the Debtors do not object within such 20-day period, such transaction can proceed solely as set forth in the Declaration of Proposed Transfer. Further transactions within the scope of this paragraph must be the subject of additional notices in accordance with the procedures set forth herein, with an additional 20-day waiting period for each Declaration of Proposed Transfer. To the extent that the Debtors receive an appropriate Declaration of Proposed Transfer and determine in their business judgment not to object, they shall provide notice of that decision as soon as is reasonably practicable to any statutory committee(s) appointed in these chapter 11 cases.

e.	For purposes of the Procedures: (i) a “Substantial Shareholder” is any entity or individual that has Beneficial Ownership of at least 242,138 shares of Common Stock (representing approximately 4.5% of all issued and outstanding shares of Common Stock).[2]

2        Based on approximately 5,380,859 shares of Common Stock outstanding as of the Petition Date.

2

NOTICE PROCEDURES

The following notice procedures apply to these Procedures:

a.	No later than 2 business days following entry of the Order, the Debtors shall serve a notice by first class mail, substantially in the form attached to the Procedures as Exhibit 1D (the “Notice of Entry of NOL Order”), on: (i) the Office of the U.S. Trustee for the Southern District of Texas; (ii) the entities listed on the consolidated list of creditors holding the 20 largest unsecured claims; (iii) the U.S. Securities and Exchange Commission; (iv) the Internal Revenue Service; (v) counsel to the Ad Hoc Group of Secured Noteholders; (vi) counsel to the Ad Hoc Group of Term Loan Lenders; (vii) any official committees appointed in these chapter 11 cases; and (viii) all registered and nominee holders of Common Stock (with instructions to serve down to the beneficial holders of Common Stock, as applicable).

b.	All registered and nominee holders of Common Stock shall be required to serve the Notice of Entry of NOL Order on any holder for whose benefit such registered or nominee holder holds such Common Stock, down the chain of ownership for all such holders of Common Stock.

c.	Any entity or individual, or broker or agent acting on such entity’s or individual’s behalf who sells Common Stock to another entity or individual, shall be required to serve a copy of the Notice of Entry of NOL Order on such purchaser of such Common Stock, or any broker or agent acting on such purchaser’s behalf.

d.	As soon as is practicable following entry of the order, the Debtors shall (i) submit a copy of the Notice of Entry of NOL Order (modified for publication) for publication in The New York Times (national edition); and (ii) file a Form 8-K with a reference to the entry of the Order.

e.	To the extent confidential information is required in any declaration described in the Procedures, such confidential information may be filed and served in redacted form; provided, however, that any such declarations served on the Debtors shall not be in redacted form. The Debtors shall keep all information provided in such declarations strictly confidential and shall not disclose the contents thereof to any person except: (i) to the extent necessary to respond to a petition or objection filed with the Court; (ii) to the extent otherwise required by law; or (iii) to the extent that the information contained therein is already public; provided, however, that the Debtors may disclose the contents thereof to their professional advisors, who shall keep all such notices strictly confidential and shall not disclose the contents thereof to any other person, subject to further Court order. To the extent confidential information is necessary to respond to a petitioner objection filed with the Court, such confidential information shall be filed under seal or in a redacted form.

3

Exhibit 1A

Declaration of Status as a Substantial Shareholder

IN THE UNITED STATES BANKRUPTCY COURT
for the Southern district of texas

houston DIVISION

)
In re:	)	Chapter 11
)
FTS INTERNATIONAL, INC., et al.,[1]	)	Case No. 20-34622 (DRJ)
)
Debtors.	)	(Jointly Administered)
)
	)	Re: Docket No. 13

declaration of status as a substantial shareholder2

PLEASE TAKE NOTICE that the undersigned party is/has become a Substantial Shareholder with respect to the common stock of FTS International, Inc. or of any Beneficial Ownership therein (the “Common Stock”). FTS International, Inc. is a debtor and debtor in possession in Case No. 20-34622 (DRJ) pending in the United States Bankruptcy Court for the Southern District of Texas (the “Court”).

[1]	The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are: FTS International, Inc. (0081); FTS International Manufacturing, LLC (9132); and FTS International Services, LLC (7729). The location of Debtor FTS International, Inc.’s principal place of business and the Debtors’ service address in these chapter 11 cases is 777 Main Street, Suite 2900, Fort Worth, Texas 76102.

[2]	For purposes of these Procedures: (i) a “Substantial Shareholder” is any entity or individual that has Beneficial Ownership of at least 242,138 shares of Common Stock (representing approximately 4.5 percent of all of the issued and outstanding shares of Common Stock); (ii) “Beneficial Ownership” will be determined in accordance with the applicable rules of sections 382 and 383 of the Internal Revenue Code of 1986, 26 U.S.C. §§ 1–9834 as amended (the “IRC”), and the Treasury Regulations thereunder (other than Treasury Regulations section 1.382-2T(h)(2)(i)(A)), and includes direct, indirect, and constructive ownership (e.g., (1) a holding company would be considered to beneficially own all equity securities owned by its subsidiaries, (2) a partner in a partnership would be considered to beneficially own its proportionate share of any equity securities owned by such partnership, (3) an individual and such individual’s family members may be treated as one individual, (4) persons and entities acting in concert to make a coordinated acquisition of equity securities may be treated as a single entity, and (5) a holder would be considered to beneficially own equity securities that such holder has an Option to acquire). An “Option” to acquire stock includes all interests described in Treasury Regulations section 1.382-4(d)(9), including any contingent purchase right, warrant, convertible debt, put, call, stock subject to risk of forfeiture, contract to acquire stock, or similar interest, regardless of whether it is contingent or otherwise not currently exercisable.

PLEASE TAKE FURTHER NOTICE that, as of __________ __, 2020, the undersigned party currently has Beneficial Ownership of _________ shares of Common Stock. The following table sets forth the date(s) on which the undersigned party acquired Beneficial Ownership or otherwise has Beneficial Ownership of such Common Stock:

Number of Shares	Date Acquired

(Attach additional page or pages if necessary)

PLEASE TAKE FURTHER NOTICE that the last four digits of the taxpayer identification number of the undersigned party are _______.

PLEASE TAKE FURTHER NOTICE that, pursuant to that certain Order (A) Approving Notification and Hearing Procedures for Certain Transfers of Common Stock and (B) Granting Related Relief [Docket No. 106] (the “Order”), this declaration (this “Declaration”) is being filed with the Court and served upon the Notice Parties (as defined in the Order).

PLEASE TAKE FURTHER NOTICE that, pursuant to 28 U.S.C. § 1746, under penalties of perjury, the undersigned party hereby declares that he or she has examined this Declaration and accompanying attachments (if any), and, to the best of his or her knowledge and belief, this Declaration and any attachments hereto are true, correct, and complete.

2

Respectfully submitted,
(Name of Substantial Shareholder)
By:

Name:

Address:

Telephone:

Facsimile:

Dated: _____________ __, 2020

,

(City)		(State)

3

Exhibit 1B

Declaration of Intent to Accumulate Common Stock

IN THE UNITED STATES BANKRUPTCY COURT
for the Southern district of texas

houston DIVISION

)
In re:	)	Chapter 11
)
FTS INTERNATIONAL, INC., et al.,[1]	)	Case No. 20-34622 (DRJ)
)
Debtors.	)	(Jointly Administered)
)
	)	Re: Docket No. 13

declaration of intent to
accumulate COmmon StocK2

PLEASE TAKE NOTICE that the undersigned party hereby provides notice of its intention to purchase, acquire, or otherwise accumulate (the “Proposed Transfer”) one or more shares of common stock of FTS International, Inc. or of any Beneficial Ownership therein (the “Common Stock”). FTS International, Inc. is a debtor and debtor in possession in Case No. 20-34622 (DRJ) pending in the United States Bankruptcy Court for the Southern District of Texas (the “Court”).

[1]	The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are: FTS International, Inc. (0081); FTS International Manufacturing, LLC (9132); and FTS International Services, LLC (7729). The location of Debtor FTS International, Inc.’s principal place of business and the Debtors’ service address in these chapter 11 cases is 777 Main Street, Suite 2900, Fort Worth, Texas 76102.

[2]	For purposes of these Procedures: (i) a “Substantial Shareholder” is any entity or individual that has Beneficial Ownership of at least 242,138 shares of Common Stock (representing approximately 4.5 percent of all of the issued and outstanding shares of Common Stock); (ii) “Beneficial Ownership” will be determined in accordance with the applicable rules of sections 382 and 383 of the Internal Revenue Code of 1986, 26 U.S.C. §§ 1–9834 as amended (the “IRC”), and the Treasury Regulations thereunder (other than Treasury Regulations section 1.382-2T(h)(2)(i)(A)), and includes direct, indirect, and constructive ownership (e.g., (1) a holding company would be considered to beneficially own all equity securities owned by its subsidiaries, (2) a partner in a partnership would be considered to beneficially own its proportionate share of any equity securities owned by such partnership, (3) an individual and such individual’s family members may be treated as one individual, (4) persons and entities acting in concert to make a coordinated acquisition of equity securities may be treated as a single entity, and (5) a holder would be considered to beneficially own equity securities that such holder has an Option to acquire). An “Option” to acquire stock includes all interests described in Treasury Regulations section 1.382-4(d)(9), including any contingent purchase right, warrant, convertible debt, put, call, stock subject to risk of forfeiture, contract to acquire stock, or similar interest, regardless of whether it is contingent or otherwise not currently exercisable.

PLEASE TAKE FURTHER NOTICE that, if applicable, on ___________ __, 2020, the undersigned party filed a declaration of status as a Substantial Shareholder with the Court and served copies thereof as set forth therein.

PLEASE TAKE FURTHER NOTICE that the undersigned party currently has Beneficial Ownership of _________ shares of Common Stock.

PLEASE TAKE FURTHER NOTICE that, pursuant to the Proposed Transfer, the undersigned party proposes to purchase, acquire, or otherwise accumulate Beneficial Ownership of _________ shares of Common Stock or an Option with respect to _________ shares of Common Stock. If the Proposed Transfer is permitted to occur, the undersigned party will have Beneficial Ownership of _________ shares of Common Stock.

PLEASE TAKE FURTHER NOTICE that the last four digits of the taxpayer identification number of the undersigned party are _______.

PLEASE TAKE FURTHER NOTICE that, pursuant to that certain Order (A) Approving Notification and Hearing Procedures for Certain Transfers of Common Stock and (B) Granting Related Relief [Docket No. 106] (the “Order”), this declaration (this “Declaration”) is being filed with the Court and served upon the Notice Parties (as defined in the Order).

PLEASE TAKE FURTHER NOTICE that, pursuant to the Order, the undersigned party acknowledges that it is prohibited from consummating the Proposed Transfer unless and until the undersigned party complies with the Procedures set forth therein.

PLEASE TAKE FURTHER NOTICE that the Debtors have 20 calendar days after receipt of this Declaration to object to the Proposed Transfer described herein. If the Debtors file an objection, such Proposed Transfer will remain ineffective unless such objection is withdrawn by the Debtors or such transaction is approved by a final and nonappealable order of the Court. If the Debtors do not object within such 20-day period, then after expiration of such period the Proposed Transfer may proceed solely as set forth in this Declaration.

2

PLEASE TAKE FURTHER NOTICE that any further transactions contemplated by the undersigned party that may result in the undersigned party purchasing, acquiring, or otherwise accumulating Beneficial Ownership of additional shares of Common Stock will each require an additional notice filed with the Court to be served in the same manner as this Declaration.

PLEASE TAKE FURTHER NOTICE that, pursuant to 28 U.S.C. § 1746, under penalties of perjury, the undersigned party hereby declares that he or she has examined this Declaration and accompanying attachments (if any), and, to the best of his or her knowledge and belief, this Declaration and any attachments hereto are true, correct, and complete.

Respectfully submitted,
(Name of Declarant)
By:

Name:

Address:

Telephone:

Facsimile:

Dated: _____________ __, 2020

,

(City)		(State)

3

Exhibit 1C

Declaration of Intent to Transfer Common Stock

IN THE UNITED STATES BANKRUPTCY COURT
for the Southern district of texas

houston DIVISION

)
In re:	)	Chapter 11
)
FTS INTERNATIONAL, INC., et al.,[1]	)	Case No. 20-34622 (DRJ)
)
Debtors.	)	(Jointly Administered)
)
	)	Re: Docket No. 13

declaration of intent to transfer Common Stock2

PLEASE TAKE NOTICE that the undersigned party hereby provides notice of its intention to sell, trade, or otherwise transfer (the “Proposed Transfer”) one or more shares of common stock of FTS International, Inc. or of any Beneficial Ownership therein (the “Common Stock”). FTS International, Inc. is a debtor and debtor in possession in Case No. 20-34622 (DRJ) pending in the United States Bankruptcy Court for the Southern District of Texas (the “Court”).

[1]	The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are: FTS International, Inc. (0081); FTS International Manufacturing, LLC (9132); and FTS International Services, LLC (7729). The location of Debtor FTS International, Inc.’s principal place of business and the Debtors’ service address in these chapter 11 cases is 777 Main Street, Suite 2900, Fort Worth, Texas 76102.

[2]	For purposes of these Procedures: (i) a “Substantial Shareholder” is any entity or individual that has Beneficial Ownership of at least 242,138 shares of Common Stock (representing approximately 4.5 percent of all of the issued and outstanding shares of Common Stock); (ii) “Beneficial Ownership” will be determined in accordance with the applicable rules of sections 382 and 383 of the Internal Revenue Code of 1986, 26 U.S.C. §§ 1–9834 as amended (the “IRC”), and the Treasury Regulations thereunder (other than Treasury Regulations section 1.382-2T(h)(2)(i)(A)), and includes direct, indirect, and constructive ownership (e.g., (1) a holding company would be considered to beneficially own all equity securities owned by its subsidiaries, (2) a partner in a partnership would be considered to beneficially own its proportionate share of any equity securities owned by such partnership, (3) an individual and such individual’s family members may be treated as one individual, (4) persons and entities acting in concert to make a coordinated acquisition of equity securities may be treated as a single entity, and (5) a holder would be considered to beneficially own equity securities that such holder has an Option to acquire). An “Option” to acquire stock includes all interests described in Treasury Regulations section 1.382-4(d)(9), including any contingent purchase right, warrant, convertible debt, put, call, stock subject to risk of forfeiture, contract to acquire stock, or similar interest, regardless of whether it is contingent or otherwise not currently exercisable.

PLEASE TAKE FURTHER NOTICE that, if applicable, on __________ __, 2020, the undersigned party filed a declaration of status as a Substantial Shareholder with the Court and served copies thereof as set forth therein.

PLEASE TAKE FURTHER NOTICE that the undersigned party currently has Beneficial Ownership of _________ shares of Common Stock.

PLEASE TAKE FURTHER NOTICE that, pursuant to the Proposed Transfer, the undersigned party proposes to sell, trade, or otherwise transfer Beneficial Ownership of _________ shares of Common Stock or an Option with respect to _________ shares of Common Stock. If the Proposed Transfer is permitted to occur, the undersigned party will have Beneficial Ownership of _________ shares of Common Stock after such transfer becomes effective.

PLEASE TAKE FURTHER NOTICE that the last four digits of the taxpayer identification number of the undersigned party are _______.

PLEASE TAKE FURTHER NOTICE that, pursuant to that certain Order (A) Approving Notification and Hearing Procedures for Certain Transfers of Common Stock and (B) Granting Related Relief [Docket No. 106] (the “Order”), this declaration (this “Declaration”) is being filed with the Court and served upon the Notice Parties (as defined in the Order).

PLEASE TAKE FURTHER NOTICE that, pursuant to the Order, the undersigned party acknowledges that it is prohibited from consummating the Proposed Transfer unless and until the undersigned party complies with the Procedures set forth therein.

PLEASE TAKE FURTHER NOTICE that the Debtors have 20 calendar days after receipt of this Declaration to object to the Proposed Transfer described herein. If the Debtors file an objection, such Proposed Transfer will remain ineffective unless such objection is withdrawn by the Debtors or such transaction is approved by a final and nonappealable order of the Court. If the Debtors do not object within such 20–day period, then after expiration of such period the Proposed Transfer may proceed solely as set forth in this Declaration.

2

PLEASE TAKE FURTHER NOTICE that any further transactions contemplated by the undersigned party that may result in the undersigned party selling, trading, or otherwise transferring Beneficial Ownership of additional shares of Common Stock will each require an additional notice filed with the Court to be served in the same manner as this Declaration.

PLEASE TAKE FURTHER NOTICE that, pursuant to 28 U.S.C. § 1746, under penalties of perjury, the undersigned party hereby declares that he or she has examined this Declaration and accompanying attachments (if any), and, to the best of his or her knowledge and belief, this Declaration and any attachments hereto are true, correct, and complete.

Respectfully submitted,
(Name of Declarant)
By:

Name:

Address:

Telephone:

Facsimile:

Dated: _____________ __, 2020

,

(City)		(State)

3

Exhibit 1D

Notice of Entry of NOL Order

IN THE UNITED STATES BANKRUPTCY COURT
for the Southern district of texas

houston DIVISION

)
In re:	)	Chapter 11
)
FTS INTERNATIONAL, INC., et al.,[1]	)	Case No. 20-34622 (DRJ)
)
Debtors.	)	(Jointly Administered)
)
	)	Re: Docket No. 13

NOTICE OF DISCLOSURE PROCEDURES APPLICABLE TO
CERTAIN HOLDERS OF COMMON STOCK AND DISCLOSURE

PROCEDURES FOR TRANSFERS OF COMMON STOCK

TO: ALL ENTITIES (AS DEFINED BY SECTION 101(15) OF THE BANKRUPTCY CODE) THAT MAY HOLD BENEFICIAL OWNERSHIP OF STOCK OF FTS INTERNATIONAL, INC. (THE “COMMON STOCK”):

PLEASE TAKE NOTICE that on September 22, 2020 (the “Petition Date”), the above-captioned debtors and debtors in possession (collectively, the “Debtors”), filed petitions with the United States Bankruptcy Court for the Southern District of Texas (the “Court”) under title 11 of the United States Code, 11 U.S.C. §§ 101–1532 (the “Bankruptcy Code”). Subject to certain exceptions, section 362 of the Bankruptcy Code operates as a stay of any act to obtain possession of property of or from the Debtors’ estates or to exercise control over property of or from the Debtors’ estates.

[1]	The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are: FTS International, Inc. (0081); FTS International Manufacturing, LLC (9132); and FTS International Services, LLC (7729). The location of Debtor FTS International, Inc.’s principal place of business and the Debtors’ service address in these chapter 11 cases is 777 Main Street, Suite 2900, Fort Worth, Texas 76102.

PLEASE TAKE FURTHER NOTICE that on the Petition Date, the Debtors filed the Debtors’ Emergency Motion for Entry of an Order (A) Approving Notification and Hearing Procedures for Certain Transfers of Common Stock and (B) Granting Related Relief [Docket No. 13].

PLEASE TAKE FURTHER NOTICE that on September 24, 2020, the Court entered the Order (A) Approving Notification and Hearing Procedures for Certain Transfers of Common Stock and (B) Granting Related Relief [Docket No. 106] (the “Order”) approving procedures for certain transfers of Common Stock, set forth in Exhibit 1 attached to the Order (the “Procedures”).2

PLEASE TAKE FURTHER NOTICE that, pursuant to the Order, a Substantial Shareholder may not consummate any purchase, sale, or other transfer of Common Stock or Beneficial Ownership of Common Stock in violation of the Procedures, and any such transaction in violation of the Procedures shall be null and void ab initio.

PLEASE TAKE FURTHER NOTICE that, pursuant to the Order, the Procedures shall apply to the holding and transfers of Common Stock or any Beneficial Ownership therein by a Substantial Shareholder or someone who may become a Substantial Shareholder.

PLEASE TAKE FURTHER NOTICE that upon the request of any entity, the proposed notice, solicitation, and claims agent for the Debtors, Epiq Corporate Restructuring, LLC, will provide a copy of the Order and a form of each of the declarations required to be filed by the Procedures in a reasonable period of time. Such declarations are also available via PACER on the Court’s website at https://ecf.txsb.uscourts.gov for a fee, or by accessing the Debtors’ restructuring website at http://dm.epiq11.com/FTSI.

2       Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Order or the Motion, as applicable.

2

PLEASE TAKE FURTHER NOTICE that, pursuant to the Order, failure to follow the procedures set forth in the Order shall constitute a violation of, among other things, the automatic stay provisions of section 362 of the Bankruptcy Code.

PLEASE TAKE FURTHER NOTICE that nothing in the Order shall preclude any person desirous of acquiring any Common Stock from requesting relief from the Order from this Court, subject to the Debtors’ rights to oppose such relief.

PLEASE TAKE FURTHER NOTICE that other than to the extent that the Order expressly conditions or restricts trading in Common Stock, nothing in the Order or in the Motion shall, or shall be deemed to, prejudice, impair, or otherwise alter or affect the rights of any holders of Common Stock, including in connection with the treatment of any such stock under any chapter 11 plan or any applicable bankruptcy court order.

PLEASE TAKE FURTHER NOTICE that any prohibited purchase, sale, or other transfer of Common Stock, beneficial ownership thereof, or option with respect thereto in violation of the Order is prohibited and shall be null and void ab initio and may be subject to additional sanctions as this court may determine.

PLEASE TAKE FURTHER NOTICE that the requirements set forth in the Order are in addition to the requirements of Bankruptcy Rule 3001(e) and applicable law and do not excuse compliance therewith.

3

Houston, Texas
September 24, 2020

/s/ Brian Schartz
KIRKLAND & ELLIS LLP		WINSTON & STRAWN LLP
KIRKLAND & ELLIS INTERNATIONAL LLP		Katherine A. Preston (TX Bar No. 2968884)
800 Capitol Street, Suite 2400
Brian Schartz, P.C. (TX Bar No. 24099361)		Houston, Texas 77002
609 Main Street		Telephone:	(713) 651-2600
Houston, Texas 77002		Facsimile:	(713) 651-2700
Telephone:	(713) 836-3600	Email:	kpreston@winston.com
Facsimile:	(713) 836-3601
Email:	brian.schartz@kirkland.com
- and -
- and -
Daniel J. McGuire (admitted pro hac vice)
Joshua A. Sussberg, P.C. (admitted pro hac vice)		35 W Wacker Drive
Emily E. Geier (admitted pro hac vice)		Chicago, IL 60601
Alexander Nicas (admitted pro hac vice)		Telephone:	(312) 558-5600
601 Lexington Avenue		Facsimile:	(312) 558-5700
New York, New York 10022		Email:	dmcguire@winston.com
Telephone:	(212) 446-4800
Facsimile:	(212) 446-4900	Proposed Co-Counsel for the Debtors and Debtors in Possession
Email:	jsussberg@kirkland.com
emily.geier@kirkland.com
alexander.nicas@kirkland.com

Proposed Co-Counsel for the Debtors and Debtors in Possession